Exhibit 99.2

[First Federal Bank letterhead]

Dear ESOP Participant:

     On behalf of the Board of Directors, I am forwarding to you the attached green vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals being presented at the Special Meeting of Stockholders of Northeast Pennsylvania Financial Corp. (the “Company”) on April 14, 2005. Also enclosed is a Notice and Prospectus/ Proxy Statement for the Company’s Special Meeting of Stockholders.

     As a participant in the First Federal Bank Employee Stock Ownership Plan (the “ESOP”) you are entitled to vote all shares of Company common stock allocated to your account as of February 28, 2005, the record date for the Special Meeting. As of the record date, the ESOP Trust held 419,819 shares of Company common stock of which 265,562 shares had been allocated to participants’ accounts and 154,257 shares have not been allocated to participants. The allocated shares of Company common stock are voted as directed by the ESOP participants, so long as voting instructions are received by the ESOP Trustee on or before April 6, 2005. The unallocated shares of Company common stock and the allocated shares for which no timely instructions are received by the ESOP Trustee, will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from plan participants.

     To direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the attached green vote authorization form and return it in the enclosed postage-paid envelope. The ESOP Trustee must receive your instructions by April 6, 2005. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Federal Bank.

Sincerely, Thomas M. Petro President and Chief Executive Officer

Name: ______________________

Shares: _____________________

VOTE AUTHORIZATION FORM

     I understand that First Bankers Trust Services, Inc., the ESOP Trustee, is the holder of record and custodian of all shares of Northeast Pennsylvania Financial Corp. (the “Company”) common stock allocated to me under the First Federal Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on April 14, 2005.

     You are to vote my shares as follows:

1.	The approval and adoption of the agreement and plan of merger, dated December 8, 2004, between KNBT Bancorp, Inc. and Northeast Pennsylvania Financial Corp.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

     The ESOP Trustee is hereby authorized to vote the shares allocated to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed postage-paid envelope no later than April 6, 2005.

[First Federal Bank letterhead]

Dear 401(k) Plan Participant:

     On behalf of the Board of Directors, I am forwarding to you the attached blue vote authorization form for the purpose of conveying your voting instructions to Reliance Trust Company, the trustee for the First Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Trustee”) on the proposals being presented at the Special Meeting of Stockholders of Northeast Pennsylvania Financial Corp. (the “Company”) on April 14, 2005. Also enclosed is a Notice and Proxy Statement/Prospectus for the Company’s Special Meeting of Stockholders.

     As an investor in the Northeast Pennsylvania Financial Corp. Stock Fund, you are entitled to vote all shares of Company common stock credited to your account in the First Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”). The 401(k) Plan Trustee will vote the Company common stock credited to your account as directed by you, if your instructions are received by April 6, 2005. All shares of Company common stock held in 401(k) Plan for which instructions are not received by April 6, 2005, will be voted by the 401(k) Plan Trustee as directed by the 401(k) Plan Administrator.

     To direct the voting of shares of Company common stock credited to your account in the 401(k) Plan, please complete and sign the attached blue voting instruction form and return it in the enclosed postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Federal Bank.

Sincerely, Thomas M. Petro President and Chief Executive Officer

Name: ______________________

Shares: _____________________

VOTE AUTHORIZATION FORM

     I understand that Reliance Trust Company, the 401(k) Plan Trustee, is the holder of record and custodian of all shares of Northeast Pennsylvania Financial Corp. (the “Company”) common stock held in the 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on April 14, 2005.

     You are to vote my shares as follows:

1.	The approval and adoption of the agreement and plan of merger, dated December 8, 2004, between KNBT Bancorp, Inc. and Northeast Pennsylvania Financial Corp.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

     The 401(k) Plan Trustee is hereby authorized to vote the shares credited to me in the 401(k) Plan as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed postage-paid envelope no later than April 6, 2005.